UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GALECTIN THERAPEUTICS INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-31791	04-3562325
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

7 Wells Avenue

Newton, Massachusetts 02459

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:

Common Voting Shares, par value $0.001 per share (“Common Stock”)

Units, each consisting of two shares of Common Stock and one Warrant to purchase one share of Common Stock

Warrants to purchase Common Stock

Name of each exchange on which each class is to be registered: The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-172849

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A is filed to amend the information set forth in the Registration Statement on Form 8-A filed by Galectin Therapeutics Inc. (the “Registrant”) on September 9, 2003.

Item 1.	Description of Registrant’s Securities to be Registered.

The descriptions of the Common Stock, Units and Warrants (collectively, the “Securities”) of the Registrant to be registered hereby, as included under the captions “Description of Securities,” “Description of Units,” and “Description of Warrants,” respectively, in the Registrant’s Prospectus, dated May 2, 2011 (the “Prospectus”), forming a part of the Registration Statement on Form S-3 (Registration No. 333-172849) (the “Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and under the caption “Description of the Securities We are Offering” in the Registrant’s Preliminary Prospectus Supplement, dated March 5, 2012, to the Prospectus, are incorporated by reference herein. In addition, any description of such Securities contained in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the Securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GALECTIN THERAPEUTICS INC.

By:	/s/ Peter G. Traber
Peter G. Traber, M.D. President, Chief Executive Officer & Chief Medical Officer

Date: March 22, 2012

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